                             OEM ALLIANCE AGREEMENT
                                     BETWEEN
                         C-MAC ELECTRONIC SYSTEMS, INC.
                                       AND
                              PROJECTAVISION, INC.

     This Alliance Agreement dated June 6, 1996 (the "Agreement") is entered into between C-MAC Electronics Systems, Inc., (hereafter referred to as "C-MAC"), a Corporation doing business at 4025, Letellier Street, Sherbrooke (Quebec) Canada, J1L 1Z3 and Projectavision, Inc., (hereafter referred to as "Projectavision"), a Delaware Corporation doing business at 2 Penn Plaza, Suite 640, New York, NY 10121, (each Individually referred to as a "Party" and collectively as the "Parties").

     Whereas, Projectavision is engaged in the sale of projection systems in the commercial market, and C-MAC is engaged in the business of manufacturing and selling custom printed circuit boards and assemblies which have applications in commercial and consumer markets;

     Whereas, Projectavision, agrees to enter into an alliance with C-MAC to manufacture the projector portion of the Chameleon product. Additionally, it is Projectavision's intent to have C-MAC assemble and procure all components necessary for the Chameleon's projector.

     In turn, C-MAC will provide the following:

         1. Favorable payment terms
         2. Warranty repair services
         3. Point of Sale Shipping
         4. Prototyping services
         5. Engineering support services including but not limited to design for manufacturability, testability, program management, quality assurance, etc.

     Whereas, it is also, Projectavision's present intention within this alliance to develop a relationship with C-MAC for future products and/or product improvements. In this relationship, Projectavision will bring its product to C-MAC for development for manufacturing. C-MAC will bring its resources for engineering and manufacturing.

     Whereas, the Parties desire to put in place this Agreement which establishes the terms under which Projectavision may issue purchase orders for the purchase of goods manufactured by C-MAC.

     The Parties hereby agree as follows:

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1.   DEFINITIONS

     For purposes of this Agreement:

     a. The term "Projectavision" includes Projectavision and, unless the context otherwise requires, all of its Subsidiaries.

     b. The term "C-MACs includes C-MAC Electronic Systems, Inc. and, unless the context otherwise requires, all of its Subsidiaries.

     c. "Intellectual Property Rights" shall mean all the rights relating to (a) all inventions, invention disclosures, patent, investors, certificates, utility models, industrial models, industrial designs, petty patents, patents of importation and other government issued or granted indicia of invention ownership, including without limitation any reissue, extension, division, continuation or continuation-in-part applications throughout the world; (b) all trade secrets and trade secret rights, arising under common law, state law and laws of foreign countries; (c) all copyright and all other works of authorship, whether or not copyrightable, throughout the world; and (d) all other mask works rights.

     d. "Subsidiary" or "Subsidiaries" means any corporation, company or other entity of which more than 50% of the outstanding shares of stock entitled to vote for the election of directors (other than shares of stock whose voting rights are subject to restriction) are owned or controlled by either Party, directly or indirectly, now or hereafter during the term of this Agreement. Any corporation, company or other entity that would at the time be a Subsidiary of Projectavision or C-MAC, as the case may be, by reason of the foregoing shall be considered a Subsidiary for the purposes of this Agreement only so long as the ownership or control, directly or indirectly, by Projectavision or C-MAC, as the case may be, meets the conditions herein above set forth.

2.   INTENTIONALLY LEFT BLANK

3.   SPECIFIC PRODUCT ENGAGEMENTS

     Exhibit 1 to this Agreement will outline the product prices, quantity, description, part number (if available), and any other supplemental terms and conditions which the Parties have agreed to. Additional exhibits to this Agreement will be issued to reflect additional products and changes made to prior exhibits.

4.   CONFIDENTIAL INFORMATION

     All information exchanges, developments, and other intellectual property considerations which are deemed proprietary or confidential by either Party, unless otherwise agreed to herein, shall be made pursuant to the Non-Disclosure Agreement (NDA) between C-MAC and Projectavision effective March, 1996 herein incorporated by reference. Such NDA shall be in effect for, and automatically extended in all time periods through, the term of this OEM Alliance Agreement.

     This provision shall survive the expiration, termination or cancellation of this Agreement or any supplemental agreement issued hereunder.

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5.   INTENTIONALLY LEFT BLANK

6.   TERM OF AGREEMENT

     This Agreement shall become effective on the date of execution of the Agreement by both Parties. This Agreement shall expire five (5) years after the effective date of the Agreement and may be extended for additional period(s) of time by mutual written consent of both Parties upon terms and conditions to be negotiated. Immediately upon the expiration, termination, or cancellation of this Agreement, each Party will return to the other Party confidential Information that was provided under this Agreement, unless otherwise mutually agreed to by both Parties.

7.   LANGUAGE

     This Agreement and all purchase orders shall be in the English language. The English language shall be controlling in all respects, and all versions of this Agreement and purchase orders in any other language shall in no way be binding upon the Parties or affect the interpretation of this Agreement or purchase orders. All communications to be made under this Agreement or under any purchase order shall be in English.

8.   NOTICES

     Any notices required or permitted to be given under this Agreement or under any purchase order shall be in writing and shall be deemed valid and sufficient if delivered in person, or delivered by fax (provided the original is thereafter promptly dispatched by regular mail) to the following:

          To Projectavision:  Projectavision, Inc.
                              2 Penn Plaza, Suite 640
                              New York, NY 10121
                              Attention: Martin J. Holleran
                              Telephone: (212) 971-3000
                              Fax:       (212) 971-6016

          To C-MAC:           C-MAC Electronic Systems Inc.
                              4025, Letellier Street
                              Sherbrooke (Quebec) Canada
                              J1L 1Z3
                              Attention: Daniel Boisvert
                              Telephone: (819) 569-9561
                              Fax:       (819) 569-8222

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9.   ORDERING PROCEDURES

     a. Purchase orders shall be released with a header note stating that the order is released pursuant to the terms and conditions of this Agreement and any other terms and conditions as mutually agreed by the Parties. Such orders shall reflect at a minimum, i) quantity, ii) product description, iii) unit price, iv) extended price, v) requested delivery date(s), vi) carrier, vii) ship to address, viii) bill to address, ix) specification/model number, and x) quotation number.

     b. All orders will be submitted to the following address:

                              C-MAC Electronic Systems Incorporated
                              4025, Letellier Street
                              Sherbrooke (Quebec) Canada
                              J1L 1Z3
                              Attention: Daniel Boisvert
                              Telephone: (819) 569-9561
                              Fax:       (819) 569-8222

     c. C-MAC reserves the right to set a minimum order size if addressed in quotation.

     d. Terms or conditions reflected on the purchase order shall not apply. The purchase order shall only be used as a tool to place orders with C-MAC and for C-MAC to acknowledge the order.

     e. At the time C-MAC delivers the ordered goods to the carrier, Projectavision authorizes C-MAC to submit its invoice for the goods and Projectavision shall reimburse C-MAC for the amounts specified on the invoice pursuant to the terms and method of payments provision of this Agreement.

     f. Projectavision authorizes C-MAC to make partial shipment of the goods only after a written request has been received by Projectavision and agreed to by both Parties. Projectavision agrees to reimburse C-MAC for such partial shipments pursuant to the terms and method of payment provision of this Agreement.

10.  APPROVAL OF ORDERS

     Projectavision will place its purchase order(s) for the goods provided by C-MAC by releasing its order to the address, or fax identified within the "Ordering Procedures" paragraph of this Agreement. When C-MAC accepts the contents of the order, C-MAC will submit its acknowledgment form within ten (10) days after the receipt of Projectavision's purchase order.

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11.  TERMS AND METHODS OF PAYMENTS

     Projectavision shall cause Texas Instruments to ship prepaid the DLP Light Engine to C-MAC for incorporation into the final projector. The terms of payment for items shipped under this Agreement shall be 100% payment in June 1996 for the first 100 pre-production units. Then 1/3 in August 15, 1996, 1/3 net sixty days (60) from date of invoice and 1/3 net one hundred twenty (120) days from date of invoice for the first units of any item purchased. Then 1/3 delivery, 1/3 30 days date of invoice and 1/3 90 days date of invoice for the next 5,000 units of any item purchased, net sixty (60) days from date of invoice for the next 5,000 units of any item purchased, and net thirty (30) days from the date of invoice for all subsequent quantities purchased, and shall be subject to continuing credit approval. If the goods are delivered in installments, Projectavision agrees to pay for each installment in accordance with the terms of payment hereof. If Projectavision fails to make any payment when it is due, in addition to any other remedies C-MAC may have, C-MAC reserves the right withdraw credit and suspend or cancel performance under any open purchase order, refuse to accept any order, refuse to accept any further supplemental agreements or orders, withhold shipment or allow Projectavision to make other arrangements satisfactory to C-MAC, which arrangements must be made prior to the shipment under any purchase order, Payment shall be made for the goods without regard to whether Projectavision has made or may make any inspection of the goods. Payments shall be sent to:

                        C-MAC Electronic Systems, Inc.
                        4025, Letellier Street
                        Sherbrooke (Quebec) Canada
                        J1L 1Z3

All payments made to C-MAC shall be in US dollars and shall reflect the C-MAC invoice number(s). Each Party agrees to pay for their own bank charges associated with electronic funds transfers.

Projectavision may not take any deductions or offsets of any kind from payments due to C-MAC for any reason what so ever, including, without limitation, as a result of other business relationships between Projectavision and C-MAC.

12.  TAXES AND FEES

     The prices for the goods delivered under this Agreement do not include any taxes, levies, import duties, and fees of any kind, now or hereafter enacted, applicable to the goods sold pursuant to this Agreement. C-MAC agrees that it will file with the Canadian government for a deferral of duties and Goods and Services Tax (GST). If applicable, C-MAC will have to be designated as importer of record. If any of the taxes or fees described in this section are charged or can be charged to C-MAC, C-Mac will invoice all such taxes or charges to Projectavision (exclusive of taxes based on CMAC's income) and Projectavision agrees to immediately remit payment to C-MAC.

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13.       TRANSPORTATION COSTS

     The prices for the goods delivered under this Agreement exclude all transportation costs, including but not limited to, freight, insurance and special handling and packaging. These costs will be the responsibility of Projectavision. C-MAC plans to make all shipments FOB C-MAC's point of shipment, freight collect. Projectavision shall specify a common carrier of their choosing for the shipment of goods and shall make arrangements with its common carrier to receive the shipments from C-MAC's point of shipment. Projectavision agrees to provide C-MAC with the carrier(s) account number to allow C-MAC to ship freight collect. C-MAC reserves the right to ship prepaid and invoice shipping charges.

14.  TITLE AND DELIVERY

     Title and risk of loss or damages to goods shipped will pass to Projectavision upon C-MAC's tender of delivery of the goods to the Projectavision designated carrier or the C-MAC chosen carrier and any loss or damage thereafter shall be Projectavision's responsibility and shall not relieve Projectavision from any of its obligations hereunder. C-MAC will pack the goods for shipment to Projectavision using commercial practices for the type of goods being sold pursuant to this Agreement and approved by Projectavision.

15.  INSPECTION OF GOODS

     Projectavision shall use best efforts to inspect all incoming shipments within ten (10) days of receipt and agrees to furnish to C-MAC in writing within said 10 days with any claim it may have for product deficiencies, shortages or failures to meet the agreed specification. Projectavision's failure to make such a claim will be deemed by C-MAC to constitute Projectavision`s acceptance of the goods provided however that not withholding the foreseeing, C-MAC expressly agrees that Projectavision's failure to make such a claim shall not constitute a waiver by Projectavision of any of its rights under this agreement including but not limited to any warranty rights covered within this Agreement. In the event that Projectavision submits a claim to C-MAC involving incorrect materials, defects in material, workmanship or specification errors, Projectavision shall promptly return the affected goods to C-MAC's point of shipment, freight prepaid and insured and C-MAC will, upon confirmation of the claim, promptly furnish Projectavision with a written credit memorandum for the affected goods returned and will ship to Projectavision replacement goods freight prepaid by C-MAC with an invoice. Any materials being returned to C-MAC must be accompanied by a Return Material Authorization (ARMA) number assigned by C-MAC. C-MAC shall use reasonable efforts to assign RMA number(s) within 24 hours of a request by Projectavision.

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16.  DELIVERY SCHEDULE

     All delivery dates for goods which are set forth in the purchase order issued pursuant to this Agreement are estimated shipment dates from C-MAC's point of shipment and C-MAC will use reasonable efforts to meet these delivery dates. C-MAC shall not be liable for any loss or expense (consequential or otherwise) incurred by Projectavision or Projectavision's customers if C-MAC fails to meet the specified delivery schedule. In the event that there is a possibility of a considerable delay in the delivery of the goods, C-MAC will promptly notify Projectavision and C-MAC will use it's reasonable efforts to bring the delivery schedule to a current status. However, should C-MAC fail to deliver within 3 months after a pre-agreed scheduled delivery date Projectavision has the right to cancel the order.

17.  SPECIFICATION OF GOODS

     C-MAC and Projectavision will mutually agree as to the specification of the goods which will be delivered under any order pursuant to the terms of this Agreement. The specification will be Identified in the purchase order and the goods delivered will comply to the specification. C-MAC may, at its sole discretion and without notice to Projectavision, make any change to the goods sold under a purchase order issued pursuant to this Agreement which does not affect the goods form, fit or function. If the change does affect form, fit, or function, C-MAC agrees to notify Projectavision and C-MAC agrees not to ship any goods which have been changed without Projectavision's approval. C-MAC agrees to use reasonable efforts to notify Projectavision prior to C-MAC implementing any changes which do not affect the good's form, fit or function.

18.  INTENTIONALLY LEFT BLANK

19.  FORCE MAJEURE

     Neither Party shall be liable for any failure to perform, in whole, or in part, any term of this Agreement, any supplemental agreement or deliver any order that is caused by the occurrence of any contingency beyond its control, including, but not limited to, any labor dispute, strike, war, act of war, insurrection, sabotage, riot, civil commotion, act of public enemy, epidemic, accident, fire, storm, earthquake, explosion, flood, drought or any other natural disaster, act of any governmental authority, judicial action or transportation embargo, provided such Party has exercised ordinary care in the prevention thereof, and any such failure shall not be considered a breach of this Agreement, any supplemental agreement or any order. Production and deliveries may be allocated by C-MAC in a reasonable manner in the event of shortage of goods.

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20.  PERSONAL INJURY INDEMNIFICATION

     Neither Party shall be responsible for any death, damage, injury or loss suffered or incurred during visits to its facilities by any employee or consultant of the other Party dispatched pursuant to this Agreement or any supplemental agreement, except for any death, damage, injury or loss resulting from the willful or grossly negligent act or omission of such Party, its agent, employee or Consultant. Further, neither Party shall be responsible for any costs, expenses or damages suffered or incurred by the other Party, or for any claim, judgment or award against such other Party, or the defense thereof, arising out of any actions, assistance or services of its employees or Consultants hereunder, unless resulting from its own negligent act. Both Parties agree to maintain general comprehensive liability, property damage and automobile liability insurance, including contractual endorsement and products hazardous coverage, in reasonable amounts covering the obligations set forth in this Agreement and, upon request of the other Party, the one Party will provide the other with a Certificate of Insurance indicating the amount of such insurance.

21.  WAIVER OF TERMS

     Failure of either Party to enforce any term or condition of this Agreement or supplemental agreement will not be deemed to be a waiver of such a term or condition.

22.  NON-ENFORCEMENT OF TERMS

     Should any clause or provision of this Agreement or any supplemental agreement be judicially declared invalid, unenforceable or void, such declaration shall not have the effect of invalidating or voiding the remainder of this Agreement or any supplemental agreement, and the remaining provisions of this Agreement and any other supplemental agreement shall continue in full force and effect as if such invalid, unenforceable or void provision had not been included herein or therein.

23. ASSIGNMENTS

     Neither Party may assign this Agreement or any other supplemental Agreement in whole or in part without the prior written consent of the other Party. Any purported assignment in violation of this provision shall be void.

24.  PUBLICITY

     (A) Neither Party shall publicly announce or otherwise disclose the terms or existence of this Agreement or any supplemental agreement, advertise or release any publicity in regards to this Agreement or any supplemental agreement without securing the written consent of the other Party. This provision shall survive the expiration, termination or cancellation of this Agreement or any supplemental agreement issued hereunder subject to the provisions of section 24
(b) hereof.

     (B) Notwithstanding the foregoing, C-MAC and Projectavision acknowledges that they are public companies and agrees that either of them can:

     1) issue a press release disclosing the entering into of this agreement subsequent to the execution hereof, and

     2) from time to time disclose the existence of this agreement in public filings in accordance with applicable federal, state and provincial laws. Projectavision and C-MAC agrees to consult with the other party prior to issuing the aforementioned press release.

25.  CANCELLATION OF ORDERS

     Projectavision may cancel without cause all or any part of the undelivered portion of its purchase order(s) issued, pursuant to this Agreement by providing 90 days advance written notice to C-MAC if the units being canceled are standard assemblies and C-MAC is capable of using the canceled product for other C-MAC customers. In the event that the units being canceled are units which have been special ordered specifically for Projectavision and can not reasonably be used by other C-MAC customers, then cancellation charges shall be negotiated between the Parties.

26.  TERMINATION

     In the event of any material breach of this Agreement by either Party, other than a delayed delivery which is covered in section 16 of this Agreement, if such breach is not corrected within thirty (30) days after written notice is given to the Party in breach by the Party not in breach, then this Agreement may be terminated immediately by written notice to the Party allegedly in breach by the Party not in breach. Unless otherwise indicated in writing by the Party not in breach, upon termination of this Agreement, all activities under this Agreement shall terminate.

27.  DISPUTE RESOLUTION

     In the event of any dispute relating to this Agreement, any supplemental agreement, or any order and if the individuals designated by the Parties are unable to resolve such dispute through mutual agreement, the Parties agree that the dispute shall be addressed in the following manner before either Party proceeds with formal legal proceedings.

     Either Party may initiate the dispute resolution process by sending formal notice of same to the other Party. Within ten (10) days of receipt of such notice, the Parties agree that each of them shall designate a senior executive to address the dispute. These two senior executives shall endeavor to resolve the dispute through good faith negotiation. In the event that the senior executives are unable to agree to a resolution of the dispute within (30) days of the receipt of the aforementioned notice of the dispute or any additional extension of time which is mutually agreed to by the Parties, either Party may elect to proceed with appropriate legal proceedings. Notwithstanding the foregoing, neither Party shall be bound to follow the above procedures with respect to disputes relating to Confidential Information, Inventions or Intellectual Property Rights.

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28.  PATENT INDEMNITY

     C-MAC will defend any suit or proceeding brought against Projectavision insofar as such suit or proceeding is based on a claim that the manufacturing processes used by C-MAC to produce any goods manufactured and supplied by C-MAC to Projectavision under this agreement constitute direct infringement of any duly issued United States patent and C-MAC shall pay all damages and costs finally awarded therein against Projectavision, provided that C-MAC is promptly informed and furnished a copy of each communication, notice or other action relating to the alleged infringement and is given authority, information and assistance (at C-MAC's expense) necessary to defend or settle said suit or proceeding. C-MAC shall not be obligated to defend or be liable for costs or damages if the infringement arises out of compliance with Projectavision specifications such as, without limiting the generalities of the foregoing for incorporation of Projectavision technology including Texas Instruments DLP Light Engine, designs, hardware and/or software in the goods, or from a combination with, an addition to, or a modification of the goods after delivery by C-MAC, or from use of goods, or any part thereof, in the practice of a process or for infringement arising out of any other cause. C-MAC's obligation hereunder shall not apply to any infringement occurring after Projectavision has received notice alleging the infringement unless C-MAC has given written permission for such continuing infringement.

If any suit or proceeding is brought against C-MAC based on a claim other than a claim that the manufacturing processes used by C-MAC to produce any goods manufactured and supplied by C-MAC under this agreement constitute direct infringement of any duly issued United States patent (?), then the patent indemnity stated herein above with respect to C-MAC shall reciprocally apply with respect to Projectavision.

If the infringement by Projectavision is alleged prior to completion of delivery of the goods under this Agreement, C-MAC may decline to make further shipments without being in breach of this Agreement. In such a case, Projectavision agrees to indemnify C-MAC for all damages and costs sustained by C-MAC because of said infringement and/or production stoppage. Provided C-MAC has not been enjoined from selling said good to Projectavision, C-MAC agrees to supply said goods to Projectavision at Projectavision options, whereupon the patent indemnity obligations herein stated with respect to C-MAC shall reciprocally apply with respect to Projectavision, this indemnity by Projectavision applying to, but not limited to, all damages awarded under 35 U.S.C. Sections 284 and 285.

The sale by C-MAC of the goods ordered hereunder does not grant to, convey or confer upon Projectavision or Projectavision customers, or upon anyone claiming under Projectavision, a license, expressed or implied under any patent rights or any other rights of C-MAC covering or relating to any combination, machine or process.

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29.  WARRANTIES BY C-MAC

     THE FOLLOWING EXPRESS, IMPLIED OR IMPLIED CONDITION OR PARTICULAR PURPOSE PART OF C-MAC. ARE IN LIEU OF ALL CONDITIONS OR WARRANTIES, STATUTORY, INCLUDING BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A AND OF ANY OTHER WARRANTY OBLIGATION ON THE PART OF C-MAC.

C-MAC  shall  extend  the  following   warranty  for  the  goods   delivered  to
Projectavision:

For the period stated within the C-MAC quotation after C-MAC delivers the projector to Projectavision, C-MAC shall warrant the goods against faulty workmanship or the use of defective materials and that the goods will conform to the mutually agreed to written specification. C-MAC warrants that at the time of delivery, C-MAC has title to the goods free and clear of any and all liens and encumbrances. If such goods fail to conform to the warranty, C-MAC's sole and exclusive maximum liability shall be (at C-MAC's option) to either repair, adjust, replace the goods, or credit Projectavision account, for faulty goods returned by Projectavision to C-MAC during the applicable warranty, provided that:

          i) C-MAC is promptly notified in writing upon discovery by Projectavision that such goods failed to conform to the terms of the written to the terms of the written specification with a detailed explanation of any alleged deficiencies,

          ii) Projectavision receives a Return Material Authorization Number from C-MAC,

          iii) such goods are returned freight collect to the address specified by C-MAC,

          iv) C-MAC's examination of the goods confirms that the alleged deficiencies actually exist and were not caused by accident, misuse, neglect, alteration, improper installation, unauthorized repair or improper testing.

          C-MAC shall have a reasonable period of time to make such repairs or replace such goods. Goods repaired or replaced under warranty shall be returned to Projectavision at C-MAC's expense. Continued use or possession of the goods after expiration of the applicable warranty period stated above shall be conclusive evidence that the warranty is fulfilled to the full satisfaction of Projectavision.

          C-MAC'S WARRANTIES AS HEREINABOVE SET FORTH SHALL NOT BE ENLARGED, DIMINISHED OR AFFECTED BY, AND NO OBLIGATION OR LIABILITY SHALL ARISE OR GROW OUT OF, C-MAC'S RENDERING OF TECHNICAL ADVICE AND/OR SERVICE IN CONNECTION WITH PROJECTAVISION'S ORDER OF THE GOODS FURNISHED HEREUNDER.

                                       11

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30.  RETURNS

     For goods being returned to C-MAC, that C-MAC can not find fault with the unit or C-MAC "Can Not Duplicate" (CND) the system(s) described by Projectavision, then C-MAC will charge back to Projectavision and Projectavision agrees to pay C-MAC a predetermined CND cost per unit evaluation charge.

All returned goods must have the bar code affixed to the goods. If C-MAC determined that the bar code is missing or has been tampered with, warranty will not be applicable to the goods and the goods will be immediately returned to Projectavision without further action.

All goods required to be returned to C-MAC for either repair and/or warranty action shall be consolidated at Projectavision for return to C-MAC at a frequency no greater than once per week, unless otherwise agreed to by the Parties. Goods will be consolidated and returned to Projectavision once a week to a single point of receipt via ground transportation. All out-of-warranty returned goods shall be addressed under a quotation from C-MAC.

Goods being returned for warranty action shall receive a sixty (60) day warranty from the date of shipment from C-MAC or the balance of the remaining original warranty period associated with the goods, whichever is greater.

31. LIMITATION OF LIABILITY

     EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT OR ANY SUBSEQUENT MODIFICATION TO THIS AGREEMENT, THE LIABILITY OF EITHER PARTY, IF ANY, TO THE OTHER PARTY AND THE SOLE AND EXCLUSIVE REMEDY HEREUNDER FOR EITHER PARTY FOR DAMAGES OR ANY CLAIM OF ANY KIND WHATSOEVER WITH RESPECT TO THIS AGREEMENT, AND ANY SUPPLEMENTAL AGREEMENT, FOR PRODUCTS OR WITH RESPECT TO ANY OF THE GOODS COVERED THEREBY, AND REGARDLESS OF THE LEGAL THEORY OR THE DELIVERY OR NON-DELIVERY OF PRODUCTS, WILL NOT BE GREATER THAN THE ACTUAL PURCHASE PRICE OF THE GOODS WITH RESPECT TO WHICH SUCH CLAIMS ARE MADE. UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, COSTS OF REMOVAL AND REINSTALLATION OF ITEMS. LOSS OF GOODWILL, LOSS OF REVENUES OR PROFITS, LOSS OF USE, INJURY TO PERSONS OR PROPERTY) ARISING OUT OF ANY BREACH OF THIS AGREEMENT WHETHER SUCH DAMAGES ARE LABELED IN TORT, CONTRACT, OR INDEMNITY, EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

32. REGULATORY APPROVAL

     Projectavision shall be responsible for obtaining any required governmental and! or United States of America governmental approvals that may necessary under each country's applicable laws.

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33.  CHANGES

     Subject to the provisions of section 17 hereof, once C-MAC acknowledges and accepts a negotiated purchase order for the specific goods, no changes shall be authorized unless authorized representatives of both Parties mutually agree in writing to all aspects of the requested change.

34.  BRANDING, ADVERTISING, TRADEMARKS AND TRADE NAMES

     Both Parties acknowledge and agree that company trademarks and trade names are paramount to the identification of the product or products being sold in the marketplace. Each Party agrees that they will have no right, claim or interest in any trademark or trade name which is owned by the other Party.

     Projectavision will ensure that neither the C-MAC name nor the Trademarks are displayed in any manner which may imply:

o    that Projectavision is owned or controlled by C-MAC, in whole or in Party;

o    that C-MAC is not the exclusive owner of C-MAC'S name and mark:

o    that C-MAC and Projectavision are not separate and independent entities

     In order to comply with the above, whenever Projectavision's name appears in Projectavision documentation or advertising, together with the name "C-MAC Electronic Systems, Inc." (and/or the Trademarks), Projectavision's name must appear first and must be more prominent than either the name "C-MAC Electronic Systems, Inc." or the Trademarks. C-MAC's name must be spaced from Projectavision's name by a sufficient distance to avoid any suggestion that the two companies are not separate and independent. Whenever the Trademarks are displayed, they must be located near the name "C-MAC Electronic Systems, Inc." in order to preserve a close association of the C-MAC name with the Trademarks. C-MAC ownership of the Trademarks must be expressly stated in all advertising and documentation, for example, in a footnote.

     Each item that includes "C-MAC", the name "C-MAC Electronic Systems, Inc.", or the Trademarks must be submitted to C-MAC for approval in advance of its release or distribution.

     C-MAC's name and Trademarks are to be associated with C-MAC, and with the C-MAC products and services only, and are not to be associated with Projectavision. For example, C-MAC's name, and the Trademarks must not appear on Projectavision's business cards or letterheads, unless C-MAC ownership and their association with the products or services also appears on the same item.

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

     In the event that C-MAC adopts a written general policy with regard to the display of C-MAC logos on systems or higher level assemblies, Projectavision shall implement such policies and require it of customers who are value added Systems Suppliers, or similar value added resellers to implement such policies if immediate implementation of such policies would cause an unreasonable financial burden on Projectavision or any of its customers, C-MAC will cooperate with Projectavision and/or any such customer to phase in such policies in a manner to alleviate the financial impact of compliance.

     Projectavision agrees that it will inform C-MAC of any possible trademark infringement which comes to its attention. Projectavision will deliver to C-MAC when requested any papers and assist in conducting any legal proceedings at C-MAC's expense which C-MAC shall deem necessary, in order to protect its trademarks and trade names.

     Projectavision also agrees that it will not remove or alter any tag, label or other identifying marks placed by C-MAC on the products.

35.  APPLICABLE LAW AND JURISDICTION

     This Agreement and all matters connected with its performance shall be governed and construed in accordance with the laws of the State of New York, USA, without giving effect to such state's conflict of laws principles. Each Party hereby irrevocably consents to the jurisdiction of the federal and state courts located in New York, NY, USA.

     This Agreement, together with any supplemental agreements issued and accepted hereunder, and the NDA, sets forth the entire understanding and agreement between the Parties as to the subject matter hereof and supersedes all previous communications; representations or agreements, either oral or written, with respect to the subject matter hereof. Neither Party shall be bound by any modification of this Agreement or supplemental agreement unless such modification is in writing and signed by an authorized representative of the Party to be bound thereby. No course of dealing or usage of trade or course of performance shall be relevant to explain or supplement any term expressed in this Agreement.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives effective as of the latter of the dates signed below.

C-MAC ELECTRONIC SYSTEMS, INC.              PROJECTAVISION, INC.

By: /s/ John Naismith                       By: /s/ Martin J. Holleran
    -------------------------------             -------------------------------
Name: John Naismith                         Name: Martin J. Holleran
Title: President                            Title: President/COO
Date: June 7, 1996                          Date: June 6, 1996


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